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EXHIBIT 99.2

                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                  CONTACT: JOHN M. GIBBONS
                                                PRESIDENT AND
CHIEF OPERATING OFFICER
                                                THE SPORTS CLUB COMPANY, INC.
                                                (310) 479-5200


   THE SPORTS CLUB COMPANY ANNOUNCES IT IS PRIVATELY OFFERING $100,000,000 OF
                              SENIOR SECURED NOTES


LOS ANGELES, CA (March 15, 1999) -- The Sports Club Company, Inc. (AMEX:SCY) today announced that it is privately offering $100,000,000 of senior secured notes. The proceeds of the offering would be used to repay existing indebtedness and develop new sports and fitness clubs. The offering would not be registered under the Securities Act of 1933 or applicable state securities laws and the notes could not be offered or sold in the United States absent registration or an exemption from applicable registration requirements. There can be no assurance that the Company will be able to successfully complete the offering.








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